Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the statement on Schedule 13D with respect to the Common Stock of MEDNAX, Inc. dated November 16, 2017, and any further amendments thereto signed by each of the undersigned shall be, filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

DATE: November 16, 2017

ELLIOTT ASSOCIATES, L.P.
By: Elliott Capital Advisors, L.P., as General Partner
By: Braxton Associates, Inc., as General Partner

/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL, L.P.
By: Elliott International Capital Advisors Inc., as Attorney-in-Fact

/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

ELLIOTT INTERNATIONAL CAPITAL ADVISORS INC.

/s/ Elliot Greenberg
Name: Elliot Greenberg
Title: Vice President

SCHEDULE 1

Transactions of the Reporting Persons Effected During the Past 60 Days

The following transactions were effected by Elliott Associates, L.P. in the Common Stock during the past 60 days:

Date	Security	Amount of Shs. Bought / (Sold)	Approx. price ($) per Share

11/15/17	Common Stock	162,675	45.5554
11/14/17	Common Stock	4,000	45.9500
11/14/17	Common Stock	59,337	45.2774
11/13/17	Common Stock	22,439	44.8826
11/10/17	Common Stock	106,640	44.3467
11/08/17	Common Stock	41,402	44.0204
11/07/17	Common Stock	54,701	44.0001
11/06/17	Common Stock	8,000	43.7000
11/06/17	Common Stock	3,200	43.2000
11/06/17	Common Stock	5,562	43.6998
11/06/17	Common Stock	64,352	43.7945

The following transactions were effected by Elliott Associates, L.P. (through Liverpool) in the Common Stock during the past 60 days:

Date	Security	Amount of Shs. Bought / (Sold)	Approx. price ($) per Share

11/09/17	Common Stock	75,692	44.4868

The following transactions were effected by Elliott International, L.P. in the Common Stock during the past 60 days:

Date	Security	Amount of Shs. Bought / (Sold)	Approx. price ($) per Share

11/15/17	Common Stock	345,683	45.5554
11/14/17	Common Stock	8,500	45.9500
11/14/17	Common Stock	126,090	45.2774
11/13/17	Common Stock	47,683	44.8826
11/10/17	Common Stock	226,609	44.3467
11/09/17	Common Stock	160,848	44.4868
11/08/17	Common Stock	87,980	44.0204
11/07/17	Common Stock	116,239	44.0001
11/06/17	Common Stock	17,000	43.7000
11/06/17	Common Stock	6,800	43.2000
11/06/17	Common Stock	136,748	43.7945
11/06/17	Common Stock	11,820	43.6998